[Aetna Letterhead]

[Aetna logo]                              151 Farmington Avenue
                                          Hartford, CT 06156

                                          Susan E. Bryant
                                          Counsel
                                          Law Division, RE4A
                                          Investments & Financial Services
                                          (860) 273-7834
                                          Fax:  (860) 273-0356
April 11, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company Post-Effective Amendment No. 8 to Registration Statement on Form N-4 File No. 33-81216

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account C of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-81216).


Sincerely,
/s/ Susan E. Bryant


Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company